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                                                                    EXHIBIT 10.1


                               COMMERCIAL LEASE

1.  PARTIES         WALFORD COMPANY, c/o Bernard H. Kayden, 550 Mamaroneck
                    Avenue, Harrison, NY 10528 ("LANDLORD"), which expression shall include its successors and assigns where the context so admits, does hereby lease to Shiva Corporation, 28 Crosby
                    Drive, Bedford, MA 01730-1437 ("TENANT"), which expression shall include its successors and assigns where the context so admits.

2.  PREMISES        TENANT hereby leases the following described premises (the
                    "Premises"): the land described in Exhibit A attached hereto and incorporated herein by reference (the "Land"), together with the buildings and improvements thereon, including the building known as 205 Burlington Road, Bedford,
                    Massachusetts (the "Building") which Building is more particularly described in Exhibit B attached hereto and incorporated herein by reference.

3.  TERM            The term of this lease shall be for seven (7) years
                    commencing on September 1, 1996 (the "Commencement Date") and ending on September 1, 2003. TENANT shall have two options to extend the lease. The first option period shall be for a term expiring on February 14, 2006 and the second option period shall be for a term of five (5) years. Each option period shall require six (6) months prior written notice. The rental rate for any option period shall be at fair market but in no event less than the prior term's average annual net rental rate.

4.  RENT            In the event that the prior tenant, Pre-Owned Electronics,
                    Inc., does not deliver the Premises on or before August 31, 1996, the Commencement Date will be the date which is the date the prior tenant vacates the Premises. TENANT shall pay to the LANDLORD rent at the annual rate set forth in Exhibit
                    C attached hereto and incorporated herein by reference.
                    Annual rent shall be payable in advance in equal monthly installments, on the first day of each calendar month during the term, as set forth in Exhibit C.

5.  ADDITIONAL
    COVENANTS       (a) In addition to the rent stated in Section 4 above,
                    TENANT shall pay, directly to the appropriate entity all costs and expenses incurred by TENANT for the following:
                    taxes, electricity and heating, rubbish removal, water and sewer, pest control, snow removal, and grounds maintenance.

                    (b) The TENANT shall have the right to contest the amount or validity of any real estate tax levied on the Premises, by appropriate legal proceedings conducted in good faith.

                    (c) TENANT shall pay before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all real estate taxes, assessments, water and sewer estate taxes, assessment, water and sewer charges which may be assessed or levied or become a lien against the Premises. TENANT shall exhibit to LANDLORD paid receipts from the appropriate taxing authority showing payment of the above at least 10 days prior to the time when same would become delinquent.

6.  UTILITIES       The TENANT will arrange for, and pay or cause to be paid,
                    all charges for all public or private utility services at
                    any time rendered to or in connection with the Premises or any part thereof. The LANDLORD, upon the request of TENANT, shall grant to TENANT all utility easements reasonably
                    necessary in connection with the use of the Premises, and
                    shall, if required, consent to all applications for
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                    permits or other approvals required in connection with the use of the Property and its appurtenances, as TENANT reasonably deems necessary.

7.  USE OF LEASED
    PREMISES The TENANT shall have the right to use the Premises for the purpose of storage, assembly, repair, customer service, disassembly and distribution, light manufacturing and office use.

                    In addition, the TENANT shall have the right to use the Premises for retail sales to the extent that such retail sales do not violate any applicable law or regulation. The LANDLORD agrees to assist the TENANT in procuring a special permit, variance or similar approval that will allow retail sales on the Premises.

8.  SIGNS           The TENANT shall have the right to install signs on and
                    about the Premises, provided that these signs conform to applicable laws and regulations. In order to compensate the TENANT for expenses related to the TENANT's purchase and installation of signs, the LANDLORD shall reimburse TENANT, in an amount not to exceed Eight Thousand Dollars
                    ($8,000.00), for expenses incurred by TENANT, within five days after LANDLORD's receipt of a statement from TENANT containing the amount of such expenses. The LANDLORD shall assist TENANT in obtaining any permits or authorizations required by any governmental authority in connection with signs installed pursuant to this Section 8.

9.  COMPLIANCE
    WITH LAWS       (a) The TENANT acknowledges that no trade or occupation
                    shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated.

                    (b) TENANT shall promptly comply with all laws, ordinances, orders, rules and requirements of all Federal, State and municipal authorities, applicable to the Premises.

10. FIRE
    INSURANCE       The Tenant shall not permit any use of the Premises which
                    will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance
                    Rating Association, or any similar body succeeding to its powers.

11. MAINTENANCE
    AND REPAIRS     (a) LANDLORD shall throughout the Term, at LANDLORD's sole cost and expense,keep and maintain in good order, condition and repair the roof and the exterior of the Building, all structural portions of the improvements located on the Land, including without limitation the structural portions of the roof, the load bearing walls, the foundation, the structural floor slabs and other structural elements of the Building, and repairs to the parking lot other than routine maintenance and minor repairs requiring patching only, and other than repairs occasioned by the TENANT's fault. The
                    LANDLORD shall also be responsible, at the LANDLORD's sole cost and expense, for the repair to good working order, of the heating, ventilation and air-conditioning systems and the electrical and plumbing systems, only to the extent that such repairs involve other than routine maintenance. In case
                    LANDLORD is prevented or delayed in making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on LANDLORD's part, by reason of any cause reasonably beyond
                    LANDLORD's control, LANDLORD shall use best efforts to avoid unreasonable interference with the conduct by TENANT of

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                    TENANT's business on the Premises, and LANDLORD shall,
                    except in case of emergency repairs, give reasonably advance notice to TENANT of any contemplated work by LANDLORD on the Premises.

                    (b) Other than for those repairs for which LANDLORD is responsible under the terms of Sections 11)(a) and 17 hereof, TENANT shall, from and after possession of the Premises is delivered to TENANT, at TENANT's sole cost and expense, keep and maintain the Premises in the same condition as it was in on the Commencement Date, or as it may be put in thereafter, damage by fire or other casualty, taking, and reasonable wear and tear excepted. Without limiting the generality of the foregoing, TENANT shall perform and be solely responsible for the following: (i) snow removal, to the extent required by TENANT, with respect to entrance drives, parking areas, walkways, (ii) lawn maintenance, trimming and the maintenance and care of trees, shrubs and other plantings, (iii) routine maintenance of the parking lot and minor repairs thereto requiring patching only and (iv) preventative maintenance of heating, ventilating and air-conditioning systems (the "HVAC") of the Premises. The TENANT, at the TENANT's sole cost, shall maintain, through the term, a contract with a reputable service company to provide for the preventative maintenance of the HVAC. At the expiration or earlier termination of this leased, TENANT shall yield up the Premises in the condition in which TENANT is obligated hereunder to repair and maintain the same.

                    (c) TENANT shall not create or permit to remain, shall discharge any mechanics or other similar lien which might be or become a lien or encumbrance upon the Premises for work done or material furnished on behalf of the Tenant.

12. ALTERATIONS-
    ADDITIONS       The TENANT shall not make structural alterations or
                    additions to the Premises, but may make non-structural alterations provided the LANDLORD consents thereof in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at TENANT's expense and shall be in quality at least equal to the present construction. LANDLORD specifically consents to TENANT's construction of a loading dock on the Premises provided that such construction is at TENANT's sole expense.
                    TENANT shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to TENANT or claimed to have been furnished to TENANT in connection with work of any character performed or claimed to have been performed at the direction of TENANT and shall cause any such lien to be released of record forthwith after receipt of notice thereof without cost to LANDLORD. Any alterations or improvements made by the TENANT shall become the property of the LANDLORD at the termination of occupancy as provided herein. The parties agree that office furniture, cubicles, removable appliances and office equipment remain the property of TENANT upon termination of this Lease.

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13. ASSIGNMENT-
    SUBLEASING      The TENANT shall have the right to assign this lease or
                    sublet the whole or any part of the Premises with LANDLORD's prior written consent, which consent shall not be unreasonably withheld or delayed. LANDLORD shall, within five (5) business days after receiving the information concerning a proposed sublease, give notice to TENANT to permit or deny the proposed sublease. If LANDLORD denies consent, it must explain the reasons for the denial. If a LANDLORD does not give notice within the two (2) business-day period, then TENANT may sublease or assign part or all of the Premises upon the terms TENANT gave in the notice of the proposed sublease. Notwithstanding such consent, TENANT shall remain liable to LANDLORD for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14. LANDLORD'S
    ACCESS The LANDLORD or agents of the LANDLORD may, at reasonable times, during normal business hours, and upon reasonable notice of TENANT, enter to view the Premises and to make such repairs as LANDLORD shall elect or be required to make, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the outside of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

15. INDEMNIFICATION
    AND LIABILITY   The TENANT shall save the LANDLORD harmless from all loss
                    and damage occasioned by any nuisance made or suffered on the Premises caused by the negligence or willful misconduct of TENANT, its agents, employees or invitees. The removal of snow and ice from the sidewalks bordering upon the Premises, all landscaping and garbage disposal, shall be the TENANT's responsibility.

16. TENANT'S
    LIABILITY
    INSURANCE       The TENANT shall maintain with respect to the Premises and the property of which the Premises are a part, comprehensive public liability insurance in the amount of $1,000,000 combined single limit per occurrence, $2,000,000 policy aggregate, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LANDLORD as well as TENANT against injury to persons or damage to property as provided. The TENANT shall deposit with the LANDLORD certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten
                    (10) days prior written notice to each assured name therein.

17. FIRE, CASUALTY
    EMINENT DOMAIN  (a) In case of any material damage to or destruction of the
                    Premises or any part thereof, TENANT will promptly give written notice thereof to LANDLORD, generally describing the nature and extent of such damage or destruction.

                    (b) In case of any damage to or destruction of the Premises or any part thereof, LANDLORD shall commence and prosecute with reasonable diligence the restoration, replacement or rebuilding of the Premises as nearly as practicable to its value, condition and character immediately prior to such damage or destruction (such restoration, replacement and rebuilding, together with any temporary repairs and property protection pending completion of the work, being herein called "Casualty Restoration").

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                    (c) (i) If the Premises are substantially damaged by fire or other casualty or (ii) if LANDLORD fails to complete the Casualty Restoration within one hundred and twenty (120) days after such damage or destruction, TENANT may elect to terminate this Lease giving to LANDLORD written notice of such election (specifying the termination date which shall not be less than 10 nor more than 90 days after the date of such notice) (a) within 30 days after such fire or other casualty in the case of a termination right under subsection
                    (i) above, or (b) within thirty days after the expiration of such one hundred twenty (120) day period, in the case of a termination right under subsection (ii) above; provided that such Casualty Restoration has not been completed prior to the giving of such notice. For the purposes of this Section 17(c), the Premises shall be deemed to have been substantially damaged or destroyed if the damage is of such a character that the same cannot in the ordinary course reasonably be expected to be restored or repaired within one hundred (100) days from the time that repair work would be commenced.

                    (d) The rent and all other sums payable thereunder by TENANT shall be equitably abated from the date of such damage or destruction until the date on which the Casualty Restoration has been completed, unless this lease has sooner terminated as provided herein. In the event of any disagreement between LANDLORD and TENANT as to the amount of such abatement, the same shall be determined by arbitration by an appraiser selected by LANDLORD and TENANT.

                    (e) In the case of a taking of all or a substantial portion of the Premises by eminent domain, so that in the TENANT's reasonable opinion the Premises are no longer suitable for their intended use, the TENANT may elect to terminate this lease by written notice to LANDLORD within thirty (30) days notice to LANDLORD within thirty (30) days after TENANT obtains actual notice of such taking. Upon such election to terminate, this lease shall have no further effect.

                    (f) In the case of a taking whereby the TENANT does not elect to terminate this lease, the Rent, Additional Rent and Other sums payable by TENANT under this lease shall be equitably abated.

18. DEFAULT AND
    BANKRUPTCY      In the event that:

                    (a) The TENANT shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after receipt by TENANT of written notice thereof; or

                    (b) The TENANT shall default in the observance or performance of any other of the TENANT's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default cannot reasonably be corrected within such thirty (30) day period, if TENANT shall fail, within such period, to commence to cure such default or thereafter to prosecute and complete the same with due diligence; or

                    (c) The TENANT shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of TENANT's property for the benefit of creditors, then the LANDLORD shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the term of this lease ended, and remove the TENANT's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The

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                    TENANT shall indemnify the LANDLORD against all loss of rent and other reasonable payments which the LANDLORD may incur by reason of such termination during the residue of the term. If the TENANT shall default after reasonable notice thereof, in the observance or performance of any conditions or covenants on TENANT's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LANDLORD, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the TENANT. If the LANDLORD makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured shall be paid to the LANDLORD by the TENANT as additional rent.

19. NOTICE          Any notice from the LANDLORD to the TENANT relating to the
                    Premises or the occupancy thereof, shall be deemed duly served upon receipt, if personally delivered or if mailed to the Premises, registered or certified mail, return receipt, requested, postage prepaid, addressed to the TENANT. Any notice from the TENANT to the LANDLORD relating to the Premises or to the occupancy thereof, shall be deemed duly served, upon receipt, if mailed to the LANDLORD by registered of, certified mail, return receipt requested, postage prepaid, addressed to the LANDLORD at such address as the LANDLORD may from time to time advise in writing. All rent and notices shall be paid and sent to the LANDLORD at the address set forth in Section 1 above.

20. SURRENDER       The TENANT shall at the expiration or other termination of this lease remove all TENANT's goods and effects from the Premises. TENANT shall deliver to the LANDLORD the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty and taking by eminent domain excepted.

                    Notwithstanding anything herein to the contrary, the Landlord shall incur the entire cost and responsibility for removing the signs installed by the LANDLORD or the TENANT pursuant to Section 8 hereof.

21. WAIVER OF
    SUBROGATION     Any insurance carried by either party with respect to the
                    Premises, the Building or the Land or occurrences thereon shall, if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of the injury or the loss. Each party, notwithstanding other provisions of this lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

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22. CASUALTY
    INSURANCE       TENANT, at TENANT's sole cost and expense, shall maintain at all times during the term of this lease with respect to the Premises and the Building and property of which such Premises are a part, insurance naming the LANDLORD as insured against loss or damage under a so-called "all risk" type insurance policy. Such insurance shall be in an amount equal to the full replacement value of said Building and other improvements on the Land, and shall be maintained with responsible companies qualified to do business and in good standing in the Commonwealth of Massachusetts. TENANT shall provide LANDLORD with a certificate evidencing procurement of insurance in accordance with this paragraph within fourteen (14) days of the date hereof, and in the case of the renewal of such policy, at least thirty (30) days prior to the expiration of the policy.

23. DELIVERY OF
    THE PREMISES    On the Commencement Date of the term hereof, as set forth in
                    Section 3 of this Lease, LANDLORD shall deliver the Premises to TENANT, broom clean, with carpets shampooed, tile floor areas cleaned and waxed, free of all tenants and other occupants, with all of the improvements to the Premises shown on Exhibit B completed by LANDLORD, at LANDLORD's sole cost and expense and with all building systems in good working order. The improvements to be made by LANDLORD to the Building and the Premises as shown on Exhibit B attached hereto shall be of good quality, and shall be made in a good and workmanlike manner, in compliance with all applicable laws. The LANDLORD shall cause the TENANT to be named as a beneficiary of any and all warranties and guaranties of electrical, mechanical and other equipment and systems that the LANDLORD has purchased for the Premises.

                    If the LANDLORD is unable to deliver the Premises to the TENANT on the Commencement Date in accordance with this
                    Section 23, then, unless the delay is due to a delay beyond the LANDLORD's reasonable control, the TENANT shall have the option of terminating this lease. (The LANDLORD's financial inability to complete improvements is not a delay beyond the LANDLORD's reasonable control). Notwithstanding anything in this paragraph to the contrary, if an event beyond the LANDLORD's reasonable control occurs and the LANDLORD can not deliver the Premises on the Commencement Date, then the TENANT shall have the option of terminating this Lease if the LANDLORD is unable to deliver the Premises to the Tenant in accordance with this Section 23 on or before September 1, 1996.

24. ESTOPPEL
    CERTIFICATE     Either party will, upon the request of the other, execute, acknowledge and deliver to the requesting party, within fifteen (15) business days after request, a certificate certifying (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the basic and additional rents have been paid, (c) whether or not there are then existing any offsets or defenses against the enforcement of any term hereof on the part of the requesting party to be performed or complied with (and, if so, specifying the same), (d) whether or not there are any defaults-under this lease (and, if so, specifying the same), and (e) that no notice has been received by the certifying party of any default which has not been cured.



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25. ATTORNEYS'
    FEES ln the event of any litigation between the parties to this lease arising out of or resulting from the terms and conditions herein contained, the prevailing party shall be entitled to be reimbursed by the other party in an amount equal to the sum of all attorneys' fees and expenses reasonably incurred by such prevailing party in connection with such litigation.

26. ENVIRONMENTAL
    MATTERS (a) The term "Hazardous Materials" shall include, without limitation, (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, or Massachusetts General Laws Chapter 21C, as either may be amended from time to time, the regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or the regulations promulgated thereunder; and (iii) any substance the presence of which on or within the Premises, the Building or on, under or above the Land is prohibited by any applicable federal, state, or local law and regulations, if any, promulgated pursuant thereto, including, but not limited to, any "oil" or "hazardous material" as defined by the Massachusetts Oil and Hazardous Material Release Prevention and Response Act of 1983, Massachusetts General Laws, Chapter 21E, as amended from time to time, or the regulations promulgated thereunder.

                    (b) The Landlord is not aware of the existence of any reports of Hazardous Materials found or disposed of on the Premises, the Building or the Land other than those listed on Exhibit D, attached hereto.

                    (c) In the event that concentrations of volatile organic chemicals exceed the permissible exposure limits (the "Excessive Levels") established (i) by regulations now or at any time in the future promulgated by the Occupational Safety and Health Administration, U.S. Department of Labor, or (ii) under any similar federal, state or local legislation or regulations governing exposure of employees to such substances, then unless the LANDLORD elects to remedy such condition in accordance with the following subsection (d), or, in the event LANDLORD is required by Federal or state government environmental regulations to excavate any portion of the Building, the TENANT shall have the option of terminating this lease upon written notice to the LANDLORD, and upon such election the LANDLORD shall return to TENANT a pro rata share of prepaid rent along with the Security (as defined in Section 27 hereof), and this Lease shall be of no further force and effect.

                    (d) The LANDLORD may elect to lower any Excessive Levels by providing TENANT with written notice of such election within ten (10) days of such discovery. Upon such election, the LANDLORD shall have sixty (60) days to lower the Excessive-Levels to levels that do not exceed any then current law or regulation. The LANDLORD may not interfere with the TENANT's business operations in order to lower the levels of Hazardous Materials. If the levels are not lowered by the end of the sixty (60) day period, then the TENANT shall have the option to terminate this lease, and upon such termination, LANDLORD shall refund any rent applicable to such sixty (60) day remedial period.

                    (e) The LANDLORD and the TENANT acknowledge that the TENANT bears no responsibility for subsurface conditions existing at the Premises and that the TENANT bears no responsibility for air and other gases that emanate from below the surface of the Premises.

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                    (f) LANDLORD shall indemnify and save harmless the TENANT
                    against all penalties, claims or demands from a governmental authority or third party (including reasonable attorney's fees incurred in defending such claims or demands) arising from the presence of Hazardous Materials on or about the Premises, except for those caused by TENANT's negligence or misconduct provided however, that TENANT shall have no right to recover any of its own business losses (including, but not limited to TENANT's moving costs and lost profits) incurred by TENANT as a result of the presence of Hazardous Materials on or about the Premises. TENANT agrees that TENANT's sole remedy related to business losses resulting from Hazardous Materials on or about the Premises is TENANT's option to terminate this lease in accordance with subsections 26(c) and 26(d) of this lease.

                    (g) The remedies provided herein are in addition to other remedies available under law.

27. SECURITY
    DEPOSIT TENANT has delivered to LANDLORD on the date hereof the sum of $33,003.38 as security (the "Security") for the performance by the TENANT of the terms, provisions, covenants and conditions of this lease. The LANDLORD shall deposit this sum in a federally insured interest bearing account that is segregated from all of the LANDLORD's other accounts. If the TENANT defaults under this lease, and such default is not cured within the time periods stated in
                    Section 18 hereof, then the LANDLORD may use, apply and retain the whole or any part of the security for the payment of any monies owed by the TENANT under this Lease, and the-LANDLORD shall thereafter promptly provide the TENANT with an accounting of such use, application or retention. If the TENANT complies with the terms, provisions, covenants and conditions of this lease, then the Security, or any balance thereof, plus any interest accrued thereon, shall be returned to the TENANT on or prior to three business days after the expiration or termination of the term of this lease.

28. NON-
    DISTURBANCE     Upon written request by LANDLORD, TENANT shall execute and deliver an agreement subordinating this lease to any first mortgage upon the Premises; provided, however, such subordination shall be upon the express condition that the validity of this lease shall be recognized by the persons succeeding to the interest of the LANDLORD, including a purchaser at a foreclosure sale, and that, notwithstanding any default by the mortgagor with respect to said mortgage or any foreclosure thereof, TENANT's possession and right of use under this lease in and to the Premises shall not be disturbed by such successor unless and until TENANT shall breach any of the provisions hereof and this lease or TENANT's right to possession hereunder shall have been terminated in accordance with the provisions of this lease.

29. TENANT'S
    INDEMNITY       TENANT indemnifies, defends, and holds LANDLORD harmless
                    from claims:

                    (i) for personal injury, death, or property damage;

                    (ii) for incidents occurring on or about the Premises; and

                    (iii) caused by the negligence or willful misconduct of TENANT, its agents, employees, or invitees.

                    When the claim is caused by the joint negligence or willful misconduct of TENANT and LANDLORD or TENANT and a third party unrelated to TENANT, except TENANT's agent employees, or invitees, TENANT's duty to defend, indemnify, and hold LANDLORD harmless shall be in proportion to TENANT's allocable share of the joint negligence or willful misconduct.

    LANDLORD'S
    INDEMNITY       LANDLORD indemnifies, defends, and holds TENANT harmless
                    from claims:

                    (i) for personal injury, death, or property damage;

                    (ii) for incidents occurring in or about the Premises; and

                    (iii) caused by the negligence or willful misconduct of LANDLORD, its agents, employees, or invitees.

                    When the claim is caused by the joint negligence or willful misconduct of LANDLORD and TENANT or LANDLORD and a third party unrelated to LANDLORD, except LANDLORD's agents, employees, or invitees, LANDLORD's duty to defend, indemnify, and hold TENANT harmless shall be in proportion to LANDLORD's allocable share of the joint negligence or willful misconduct.

    Release of
    Claims Notwithstanding TENANT's Indemnity and LANDLORD's Indemnity, the parties release each other from any claims either party (Injured Party) has against the other. This release is limited to the extent the claim is covered by the Injured Party's insurance.

30. RENT
    INSURANCE       TENANT shall, at TENANT's sole cost and expense, naming the
                    LANDLORD as insured, maintain during the term of this lease rent insurance in an amount equal to rent and real estate taxes for the next twelve month period.

        IN WITNESS WHEREOF, the LANDLORD and TENANT have hereunto set their hands and common seals this 24th day of May, 1996.

Witness:                                        TENANT:  SHIVA CORPORATION

/s/ M. Elizabeth Potthoff                       By: /s/ Cynthia M. Deysher
- -------------------------                           -----------------------




Witness:                                        LANDLORD:  WALFORD COMPANY

/s/ Rita Levitan                                By: /s/ Bernard H. Kayden
- -------------------------                           -----------------------
                                                        General Partner

                                    EXHIBIT A

                               DESCRIPTION OF LAND

That certain parcel of land situated in Bedford in the County of Middlesex and the Commonwealth of Massachusetts, bounded and described as follows:

        Northeasterly by Burlington Road, four hundred and twenty-two feet; Southeasterly by lot 22 as shown on plan hereinafter mentioned, four hundred eighty-seven and 67/100 feet;
        Southwesterly by lot 21 on said plan, three hundred forty-four and 35/100 feet;
        Southwesterly again, one hundred nine and 81/100 feet, and Northwesterly, four hundred ten and 02/100 feet by land nor or formerly of Bedford Research and Office Park.

Said parcel is shown as lot 28 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, and copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 648, Page 48, with Certificate 103598.

                                    EXHIBIT B

                               205 BURLINGTON ROAD

                     TENANT ALLOWANCES FOR SHIVA CORPORATION

                    INTERIOR OFFICE FINISHES AND IMPROVEMENTS

- - premises delivered "as is"

- - 51,502 ventable square feet

- - 1200A 480/227V 3 phase electrical service

                                   EXHIBIT C

                                 RENT SCHEDULE

Lease Year                        Annual Rent               Monthly Rent
- ----------                        -----------               ------------
(1) 09/01/96 - 08/31/97           $396,040.00               $33,003.38*
(2) 09/01/97 - 08/31/98           $396,040.00               $33,003.38
(3) 09/01/98 - 08/31/99           $396,040.00               $33,003.38
(4) 09/01/99 - 08/31/00           $396,040.00               $33,003.38
(5) 09/01/00 - 08/31/01           $396,040.00               $33,003.38
(6) 09/01/01 - 08/31/02           $396,040.00               $33,003.38
(7) 09/01/02 - 08/31/03           $396,040.00               $33,033.38



*The first month's rent will be $16,003.38. If the Commencement Date under the Lease is not September 1, 1996, then the beginning and end of each Lease Year shall be adjusted accordingly so that each of the seven Lease Years will always be a full calendar year. Rent for any period which is less than as full calendar month shall be prorated accordingly.

                                    EXHIBIT D

                      ENVIRONMENTAL REPORTS AND INFORMATION

                          205 Burlington Road, Bedford

11/15/90        Goldberg-Zoino Associates, Inc. Report to Pre-Owned Electronics,
                Inc.

9/12/90 Goldberg-Zoino Associates, Inc. Report to Pre-Owned Electronics, Inc. (GZA File No. 12190).

6/21/90 Clean Harbors "Results of Laboratory Analysis for Groundwater Samples Collected at the Walford Company, 205 Burlington Road, Bedford, Massachusetts. CHE Job No. E1459."

8/9/89          Clean Harbors Letter Report (no title)

2/1/89          Clean Harbors Letter Report (no title)

12/15/88 Clean Harbors Letter Report concerning the additional work undertaken to remove the remaining oil beneath the building at 205 Burlington Road, Bedford, Massachusetts.

Sept., 1988     Clean Harbors Report (Insert Title)

5/5/87 DEQE Notice of Responsibility letter to the John Aitken Company, requiring remedial response actions including, at a minimum, the investigation and assessment of site conditions.